UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 13, 2020

Cloudflare, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39039	27-0805829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
101 Townsend Street
San Francisco, CA		94107
(Address of principal executive offices)		(Zip code)
(888) 993-5273
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value	NET	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.
On February 13, 2020, Cloudflare, Inc. (the "Company") reported financial results for the fiscal quarter and year ended December 31, 2019. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference.

The information contained in Items 2.02 and 7.01 of this report, including Exhibit 99.1 attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.
Item 7.01 Regulation FD Disclosure.
On February 13, 2020, the Company posted supplemental financial and other information on its investor relations website (cloudflare.NET).

The Company announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, the Company’s website (https://www.cloudflare.com), its investor relations website (cloudflare.NET), and its news site (https://www.cloudflare.com/press). The Company uses these channels, as well as social media, including its blog (https://blog.cloudflare.com) and its Twitter account (@Cloudflare), to communicate with investors and the public about the Company, its products, and other matters. Therefore, the Company encourages investors, the media, and others interested in the Company to review the information it makes public in these locations, as such information could be deemed to be material information.
Item 8.01  Other Events.
In connection with our initial public offering of Class A common stock ("IPO"), all of our executive officers, directors, and stockholders as of the IPO were parties to market standoff agreements with us or entered into lock-up agreements with the IPO underwriters that restrict their ability to sell or transfer their Company shares (the “lock-up”).
Pursuant to the lock-up agreements, if (i) at least 120 days have elapsed since September 12, 2019, (ii) we have publicly released earnings results for the fiscal year ended December 31, 2019, and (iii) the lock-up is scheduled to end during or within five trading days prior to a broadly applicable period during which trading in our securities would not be permitted under our insider trading policy (the “blackout period”), then the lock-up will end up to ten trading days prior to the commencement of the blackout period; so long as we have publicly announced the lock-up expiration at least two trading days in advance of such expiration.

The lock-up is scheduled to end on March 11, 2020, which falls within the quarterly blackout period under our insider trading policy that commences on March 1, 2020. Therefore, in accordance with the lock-up agreements, the lock-up will end at the beginning of trading on February 19, 2020. We will also release all of our market standoff agreements when the lock-up expires.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Cloudflare, Inc. dated February 13, 2020

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cloudflare, Inc.

Dated: February 13, 2020	By:	/s/ Douglas Kramer
Douglas Kramer
General Counsel and Secretary